UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2014

NCI, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51579	20-3211574
(State or Other Jurisdiction of Incorporation)	(commission file number)	(IRS Employer Identification No.)

11730 Plaza America Drive, Reston, VA		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 707-6900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of NCI, Inc. (the “Company”) was held on June 4, 2014 (the “Annual Meeting”). The following proposals were voted upon at the Annual Meeting:

Proposal 1:	To elect eight persons as directors of the Company, each to serve for a term of one year or until their respective successors shall have been duly elected and qualified.

Proposal 2:	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the current fiscal year.

Proposal 3:	To re-approve the material terms of the performance goals under the Amended and Restated 2005 Performance Incentive Plan.

Proposal 4:	To hold an advisory vote on executive compensation.

A summary of the voting for proposals voted upon at the Annual Meeting is as follows:

	Election of Directors	For	Withheld	Abstentions/Broker Non-Votes
Proposal 1	Charles K. Narang	53,258,308	165,840	1,356,720
	Brian J. Clark	53,263,429	160,719	1,356,720
	James P. Allen	52,987,975	436,173	1,356,720
	John E. Lawler	53,262,028	162,120	1,356,720
	Paul V. Lombardi	53,087,975	336,173	1,356,720
	Philip O. Nolan	53,087,975	336,173	1,356,720
	Austin J. Yerks	53,262,029	162,119	1,356,720
	Daniel R. Young	53,087,975	336,173	1,356,720

		For	Against	Abstentions/Broker Non-Votes
Proposal 2	Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm	54,775,990	1,374	3,504

		For	Against	Abstentions/Broker Non-Votes
Proposal 3	To re-approve the material terms of the performance goals under the Amended and Restated 2005 Performance Incentive Plan	52,795,905	520,494	1,464,469

		For	Against	Abstentions/Broker Non-Votes
Proposal 4	To hold an advisory vote on executive compensation	53,285,850	35,751	1,459,267

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI, Inc.

Date: June 10, 2014	By:	/s/ Lucas J. Narel
Lucas J. Narel
Executive Vice President, Chief Financial Officer and Treasurer